UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Coastal Contacts Inc.

(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 320, 2985 Virtual Way
Vancouver, British Columbia	V5M 4X7
(Address of Principal Executive Offices)	(Zip Code)

COASTAL CONTACTS INC. 2013 AMENDED AND RESTATED
STOCK OPTION PLAN

(Full title of plan)

CT Corporation System, 111 Eighth Avenue
New York, New York 10011

(Name and address of agent for service)

(212) 590-9070

(Telephone number, including area code, of agent for service)

with copies to:

Jennifer Traub, Esq. Cassels Brock & Blackwell LLP Suite 2200, HSBC Building 885 West Georgia Street Vancouver, British Columbia Canada V6C 3E8 (604) 691-6110	John J. Koenigsknecht, Esq. Neal, Gerber & Eisenberg LLP Two North LaSalle Street Suite 1700 Chicago, Illinois 60602 (312) 269-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Shares, no par value	4,057,284	$6.79	$27,548,958	$3,548

(1)         Pursuant to Rule 416 of the Securities Act of 1933, also covers such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event.

(2)         Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) of the Securities Act of 1933 and based on the average of the high and low prices of a share of the Registrant’s Common Shares as reported on The NASDAQ Capital Market on October 9, 2013.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed or furnished by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a)         the Registrant’s Annual Report on Form 40-F for the fiscal year ended October 31, 2012 filed with the Commission on December 20, 2012; and

(b)         the description of the Registrant’s Common Shares contained in the Registrant’s Registration Statement on Form 40-F (File No. 333-184653) filed with the Commission on October 17, 2012, including any amendment or report for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, provided that reports on Form 6-K shall be so deemed incorporated by reference only if and to the extent indicated in such reports.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under Section 124 of the Canada Business Corporations Act (the “CBCA”), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant, or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity.  The Registrant may not indemnify any such individual unless the individual (i) acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.  The aforementioned individuals are entitled to indemnification from the Registrant as set out above as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and if the individual fulfills conditions (i) and (ii) above.  The Registrant may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out in (i) and (ii) above.  The indemnification or the advance of any moneys as set out above may be made in connection with an action by or on behalf of the Registrant or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity only with court approval and only if the conditions in (i) and (ii) above are met.

The by-laws of the Registrant provide that, subject to the limitations contained in the CBCA, the Registrant shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Registrant or such body corporate, if:  (i)  he or she acted honestly and in good faith with a view to the best interests of the Registrant; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.  The by-laws of the Registrant further provide that the Registrant shall also indemnify such person in such other circumstances as the CBCA permits or requires.  The Registrant’s by-laws also state that nothing in the by-laws shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of the by-laws.

The by-laws of the Registrant provide that, subject to the CBCA, the Registrant may purchase and maintain insurance for the benefit of any person referred to in the paragraph above, against such liabilities and in such amounts as the Board of Directors of the Registrant may determine from time to time and as are permitted by the CBCA.  The Registrant has purchased third party director and officer liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

4.1	Coastal Contacts Inc. 2013 Amended and Restated Stock Option Plan

5.1	Opinion of Cassels Brock & Blackwell LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cassels Brock & Blackwell LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included as part of the signature page of this Registration Statement)

Item 9. Undertakings.

(a)         The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on October 16, 2013.

COASTAL CONTACTS INC.

By:	/s/ Roger V. Hardy
Name:	Roger V. Hardy
Title:	Chairman and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger V. Hardy and Nicholas S. Bozikis, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger V. Hardy	Chairman and Chief Executive Officer (principal executive officer)	October 16, 2013
Roger V. Hardy

/s/ Nicholas S. Bozikis	Chief Financial Officer (principal financial and accounting officer)	October 16, 2013
Nicholas S. Bozikis

/s/ Jeff Booth	Director	October 16, 2013
Jeff Booth

/s/ John E. Currie	Director	October 16, 2013
John E. Currie

/s/ Neel Grover	Director	October 16, 2013
Neel Grover

/s/ Jeffrey R. Mason	Director	October 16, 2013
Jeffrey Mason

/s/ Murray McBride	Director	October 16, 2013
Murray McBride

/s/ Michaela Tokarski	Director	October 16, 2013
Michaela Tokarski

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Coastal Contacts Inc. in the United States on October 16, 2013.

C T CORPORATION SYSTEM

By:	/s/ James Halpin
Assistant Secretary

EXHIBIT INDEX

4.1	Coastal Contacts Inc. 2013 Amended and Restated Stock Option Plan

5.1	Opinion of Cassels Brock & Blackwell LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cassels Brock & Blackwell LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included as part of the signature page of this Registration Statement)